Exhibit 99.1

XG TECHNOLOGY ANNOUNCES RETIREMENT OF CEO AND EXECUTIVE CHAIRMAN
GEORGE SCHMITT; BOARD APPOINTS GARY CUCCIO AS
EXECUTIVE CHAIRMAN AND INTERIM CEO

SARASOTA, FL—April 23, 2018 — xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, announced today that George Schmitt has elected to retire from his roles as CEO and Executive Chairman, effective immediately. The Board of Directors has appointed current xG Technology board member Gary Cuccio as Executive Chairman and interim CEO. As part of its leadership succession plan, the Board was already in discussions with potential candidates for the permanent CEO role, and has initiated a formal search for a new permanent CEO. The search is expected to take no longer than 90 days.

"Having successfully overseen the acquisition of IMT and Vislink, and their integration into xG Technology’s operations, I have decided that it is now appropriate to transition the leadership of the Company during its next phase of growth," said Mr. Schmitt. “It has been a privilege to lead the dedicated employees of all our businesses, and I want to thank them all for their hard work in successfully unifying our Companies. I would be remiss if I did not also thank our investors, many of whom have been with us for a number of years and whose support we appreciate. Under new leadership the company will thrive and grow, and that will serve us all well. Lastly, thanks to our Board of Directors for helping us navigate through challenging times while we transformed our business and positioned it for an exciting future.”

Gary Cuccio said, “On behalf of the Board and all xG Technology employees, I want to thank George Schmitt for his years of dedication and service to the Company. We are grateful for his efforts to transition the Company to its new focus on comprehensive video, broadband and satellite solutions for broadcast, sports and entertainment, and public safety markets.”

Mr. Cuccio continued, “Our first order of business is to accelerate the pace of cost cuts and synergies we have been instituting. We previously stated in our 2017 full year financial results announcement that these would total approximately $3-4 million in 2018, and we are actively identifying opportunities company-wide that will allow us to surpass those amounts.”

About xG Technology, Inc.

xG Technology’s brands provide wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. xG’s brand portfolio includes Integrated Microwave Technologies (IMT), Vislink and xMax.

IMT and Vislink are the leading suppliers of advanced digital microwave systems for capturing, transmitting and managing secure, high-quality, live video. IMT and Vislink are trusted suppliers to tier-1 global customers in the broadcast/sports/entertainment, and law enforcement/public safety/defense markets. Their products are recognized for high levels of performance, reliability, build quality, extended operating ranges and compact form factors. In the broadcast, sports and entertainment sectors, IMT and Vislink provide high-definition communication links to reliably collect and distribute live event footage. In the law enforcement, public safety & defense markets, IMT and Vislink provide secure video communications and mission-critical solutions to local, national and international agencies and organizations. More information can be found at www.imt-solutions.com and www.vislink.com.

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xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. xMax was specifically designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations. This makes it a compelling solution for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/system-overview/. In addition to the above business lines, xG has a dedicated Federal Sector Group (xG Federal) focused on providing next-generation spectrum sharing solutions to national defense, scientific research and other federal organizations. Additional information about xG Federal can be found at http://www.xgtechnology.com/technology/xg-federal/.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

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For More Information

xG Technology:

Daniel Carpini
941-953-9035
daniel.carpini@xgtechnology.com

Investor Relations:

John Marco
CORE IR
516-222-2560
johnm@coreir.com